UNDERWRITING AGREEMENT

         This UNDERWRITING AGREEMENT, made this 3rd day of June, 1998, by and between LM Institutional Fund Advisors II, Inc., a Maryland corporation ("Corporation"), and Legg Mason Wood Walker, Incorporated, a Maryland corporation (the "Distributor").

         WHEREAS, the Corporation has filed a registration statement with the Securities and Exchange Commission for the purpose of registering as a series type open-end, investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and for the purpose of registering the shares of common stock of the Corporation (the "Shares") for sale to the public under the Securities Act of 1933, as amended (the "1933 Act"); and will register the Shares as may be required by the provisions of various state securities laws; and

         WHEREAS, the Corporation intends to offer for public sale distinct series of Shares ("Series") which may be offered in one or more classes, each Series corresponding to a distinct portfolio as listed on Schedule A hereto; and

         WHEREAS, the Corporation wishes to retain the Distributor as the principal underwriter in connection with the offering and sale of the Shares and to furnish certain other services to the Corporation as specified in this Agreement; and

         WHEREAS, this Agreement has been approved by a vote of the Corporation's Board of Directors and certain directors who are not interested persons of the Corporation or the Distributor in conformity with Section 15(c) of the 1940 Act; and

         WHEREAS, the Distributor is willing to act as principal underwriter and to furnish such services on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

         1. The Corporation hereby appoints the Distributor as principal underwriter in connection with the offering and sale of the Shares of the Series. The Corporation authorizes the Distributor, as agent for the Corporation, upon the commencement of operations of any Series and subject to applicable federal and state law and the Articles of Incorporation and By-Laws of the Corporation and to such terms and conditions as the Corporation may specify: (a) to promote the Series; (b) to solicit orders for the purchase of the Shares of the Series; and (c) to accept orders for the purchase of the Shares on behalf of the Corporation. The Distributor shall comply with all applicable federal and state laws and offer the Shares of each Series on an agency or "best efforts" basis under which the Corporation shall issue only such Shares as are actually sold.

         2. The public offering price of the Shares of each class of each Series shall be the net asset value per share (as determined by the Corporation) of the outstanding Shares of the relevant class of the Series. The Corporation shall furnish the Distributor with a statement of each computation of net asset value and of the details entering into such computation.

         3. As used in this Agreement, the term "Registration Statement" shall mean the registration statement most recently filed by the Corporation with the Securities and Exchange Commission and effective under the 1940 Act and 1933 Act, as such Registration Statement is amended by any amendments thereto at the time in effect, and the terms "Prospectus" and "Statement of Additional Information" shall mean, respectively, the form of prospectus and statement of additional information filed by the Corporation with the Securities and Exchange Commission as part of the Registration Statement or otherwise, as they may be amended from time to time.

         4. In connection with sales and offers of sale of Shares, the Distributor shall give only such information and make only such statements or representations as are contained in the Prospectus, Statement of Additional Information, or in information furnished in writing to the Distributor by the Corporation, and the Corporation shall not be responsible in any way for any other information, statements or representations given or made by the Distributor or its representatives or agents. Except as specifically provided in this Agreement, the Corporation shall bear none of the expenses of the Distributor in connection with its offer and sale of the Shares.

         5. The Corporation agrees at its own expense to register the Shares with the Securities and Exchange Commission, state and other regulatory bodies as required, and to prepare and file from time to time such Prospectuses, Statements of Additional Information, amendments, reports and other documents as may be necessary to maintain the Registration Statement. The Corporation shall bear all expenses related to preparing and typesetting such Prospectuses, Statements of Additional Information, and other materials required by law and such other expenses, including printing and mailing expenses, related to the Corporation's communications with persons who are shareholders of the Series.

         6. The Corporation agrees to indemnify, defend and hold the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers or directors, or any such controlling person may incur, under the 1933 Act or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or arising out of or based upon any alleged omission to state a material fact required to be stated or necessary to make the Registration Statement not misleading, provided that in no event shall anything contained in this Agreement be construed so as to protect the Distributor against any liability to the Corporation or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

         7. The Distributor agrees to indemnify, defend and hold the Corporation, its several officers and directors, and any person who controls the Corporation within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Corporation, its officers or directors, or any such controlling person may incur, under the 1933 Act or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Corporation for use in the Registration Statement or arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or necessary to make such information not misleading.

         8. The Corporation reserves the right at any time to withdraw all offerings of the Shares of any or all Series by written notice to the Distributor at its principal office.

         9. The Corporation shall not issue certificates representing Shares unless requested by a shareholder. If such request is transmitted through the Distributor, the Corporation will cause certificates evidencing the Shares owned to be issued in such names and denominations as the Distributor shall from time to time direct, provided that no certificates shall be issued for fractional Shares.

         10. The Distributor agrees to act as agent for the Corporation to receive and transmit promptly to the Corporation's transfer agent shareholder requests for redemption of Shares.

         11. The Distributor is an independent contractor and shall be agent for the Corporation only in respect to the sale and redemption of the Shares.

         12. The services of the Distributor to the Corporation under this Agreement are not to be deemed exclusive. The Distributor shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby. The Corporation shall be free, in its sole discretion, to distribute its own Shares to prospective investors, to make arrangements with other broker/dealers with respect to distribution of Shares, and to repurchase its Shares from investors, without utilizing or notifying the Distributor.

         13. As used in this Agreement, the terms "securities" and "net assets" shall have the meanings ascribed to them in the Articles of Incorporation of the Corporation; and the terms "assignment", "interested persons", and "majority of the outstanding voting securities" shall have the meanings given to them by
Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

         14. Subject to the provisions of paragraphs 15 and 16 below, this Agreement will remain in effect for one year from the date of its execution and from year to year thereafter.

         15. This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time with respect to some or all of the Series without the payment of any penalty by the Corporation or by the Distributor on sixty (60) days' written notice to the other party. The Corporation may effect such termination by a vote of (i) a majority of the Corporation's Board of Directors, (ii) a majority of the Directors who are not interested persons of the Corporation and who have no direct or indirect financial interest in the operation of this Agreement (the "Disinterested Directors"), or (iii) a majority of the outstanding voting securities of the Corporation or the relevant Series, as the case may be.

         16. This Agreement shall be submitted for approval to the Corporation's Board of Directors at least annually and shall continue in effect only so long as specifically approved at least annually (i) by a majority vote of the Corporation's Board of Directors, and (ii) by the vote of a majority of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on such approval.

         IN WITNESS WHEREOF, the parties hereto caused this Agreement to be executed by their officers thereunto duly authorized.

Attest:                                  LM INSTITUTIONAL FUND ADVISORS II, INC.

By:_____________________                 By:____________________________________

Attest:                                  LEGG MASON WOOD WALKER, INCORPORATED

By:_____________________                 By:____________________________________

                                   SCHEDULE A

                SERIES OF LM INSTITUTIONAL FUND ADVISORS II, INC.
                     TO WHICH UNDERWRITING AGREEMENT APPLIES

PORTFOLIO AND CLASS*                                          DATE SUBJECT TO AGREEMENT
--------------------                                          -------------------------
Legg Mason Fund Adviser Large Cap
         Value Portfolio                                            June 3, 1998
Legg Mason Fund Adviser Mid Cap
         Value Portfolio                                            June 3, 1998
Brandywine Small Cap Value Portfolio                                June 3, 1998
Batterymarch International Equity Portfolio                         June 3, 1998
Batterymarch Emerging Markets Portfolio                             June 3, 1998
Legg Mason Fund Adviser/Western Asset
         Balanced Portfolio                                         June 3, 1998
Legg Mason Fund Adviser Total Return
         Portfolio                                                     June 3, 1998

*Unless otherwise indicated, each Portfolio listed includes all Classes offered by that Portfolio. Each Portfolio is authorized to be issued in two classes, the Institutional Class and the Financial Intermediary Class.